Exhibit 99.1

News Release
Investor Contact:
Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Media Contact:
Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com
Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com
Baker Hughes, a GE company 17021 Aldine Westfield Houston, Texas 77073 Phone: +1 713 439 8600 Fax: +1 713 439 8280 www.bhge.com

Baker Hughes, a GE Company Announces
Premerger Baker Hughes Second Quarter Results

•	Revenue of $2.4 billion for the quarter, up 6% sequentially

•	GAAP net loss per share of $0.42 for the quarter includes $0.31 per diluted share of adjusting items

•	Cash flows used in operating activities were ($64) million, an improvement of $99 million sequentially
HOUSTON and LONDON (July 28, 2017) – Baker Hughes, a GE company (NYSE: BHGE) (the “Company”) announced today the premerger Baker Hughes Incorporated financial results for the second quarter of 2017. Baker Hughes, a GE company, LLC ("BHGE LLC") is the successor to Baker Hughes Incorporated. Events subsequent to June 30, 2017, including the completion of the combination with GE Oil and Gas, are not reflected in these results.
Revenue for the second quarter of 2017 was $2.4 billion, an increase of $142 million, or 6%, sequentially. The increase was driven by improved activity across U.S. operations, a seasonal activity uplift in the Russia Caspian region, process and pipeline business, and North Sea operations, and certain areas of activity growth internationally, such as Mexico, West Africa, and Iraq. This increase was partially offset by the seasonal spring break-up in Canada, price deterioration in the Middle East, and a large direct sale into China in the prior quarter, not repeating.
On a GAAP basis, net loss attributable to Baker Hughes for the second quarter of 2017 was $179 million, or $0.42 per diluted share, compared to $129 million, or $0.30 per diluted share, in the first quarter of 2017.
Adjusted net loss (a non-GAAP measure) for the second quarter of 2017 was $46 million, or $0.11 per diluted share, compared to $15 million, or $0.04 per diluted share, in the first quarter of 2017. Adjusted net loss excludes adjustments totaling $133 million after tax, or $0.31 per diluted share, primarily associated with litigation and other related matters and merger costs. A complete list of the adjusting items and associated reconciliation has been provided in Table 1a.
Adjusted EBITDA (a non-GAAP measure) was $276 million for the second quarter of 2017, a decrease of $33 million, or 11% sequentially. Adjusted EBITDA in the first quarter of 2017 included an $84-million benefit related to bad-debt recoveries in Ecuador from receiving government-backed bonds in exchange for outstanding fully reserved receivables.
Cash flows used in operating activities were ($64) million for the second quarter of 2017, compared to ($163) million in the first quarter of 2017. Free cash flow (a non-GAAP measure) for the quarter was ($135) million, compared to ($174) million in the first quarter of 2017. The sequential improvement in cash flows was mainly driven by annual compensation-related payments in first quarter of 2017 not repeating, partially offset by lower cash from operations and increased capital expenditures.

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BHGE Announces Second Quarter Results

For the quarter, capital expenditures were $129 million, an increase of $42 million, or 48%, sequentially. The sequential increase in capital expenditures was mainly attributable to revenue generating assets to meet increased activity levels. Depreciation and amortization expense for the quarter was $216 million, a decline of $2 million, or 1%, sequentially.
Income tax expense was $72 million for the second quarter of 2017, an effective tax rate of (67%), compared to $47 million, an effective tax rate of (57%), in the first quarter of 2017. The negative effective tax rate was primarily due to the geographical mix of earnings and losses, which resulted in taxes in certain jurisdictions, including withholding and deemed profit taxes, exceeding the tax benefit from the losses in other jurisdictions due to valuation allowances provided in most loss jurisdictions.
Corporate costs were $103 million in the quarter, compared to $37 million in the prior quarter. The sequential increase in corporate costs was due to a $67-million charge recorded in the quarter related to litigation and other related matters.
North America
North America revenue of $778 million for the second quarter of 2017 increased $66 million, or 9%, sequentially as a result of improved activity in the U.S., most notably onshore, partially offset by reduced activity in Canada from the seasonal spring break-up. U.S. onshore revenues grew 17% sequentially, more predominantly in the well construction product lines. In the Gulf of Mexico, revenue was up 12% with increased drilling activity and higher stimulation vessel utilization. In Canada, revenue decreased 26% sequentially as a result of the seasonal spring break-up.
Operating profit before tax for the second quarter of 2017 was $14 million, a $37 million increase compared to the prior quarter. The improved profitability was primarily driven by increased activity in the U.S., partially offset by the seasonal activity decline in Canada. During the quarter, pricing improved in select product lines and basins; however, there is still a fair amount of excess service capacity that must be absorbed before service pricing gains can take hold more broadly.
There were no adjusting items to the North America operating profit in the first quarter of 2017, or the second quarter of 2017.
Latin America
Latin America revenue of $208 million for the second quarter of 2017 increased $7 million, or 3%, sequentially. The increase was mostly driven by a shallow-water project award in Mexico and artificial lift revenue growth in Argentina, partially offset by reduced offshore cementing and vessel utilization in Brazil as well as reduced artificial lift sales in Venezuela.
Operating profit before tax for the second quarter of 2017 was $12 million, a decrease of $72 million, compared to $84 million in the prior quarter. The decrease in profitability was mainly the result of an $84-million benefit in the first quarter of 2017 related to obtaining government-backed bonds in Ecuador for outstanding fully reserved receivables. The second quarter of 2017 reflected an $8-million gain on the sale of those bonds.
There were no adjusting items to the Latin America operating profit in the first quarter of 2017, or the second quarter of 2017.

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BHGE Announces Second Quarter Results

Europe/Africa/Russia Caspian
Europe/Africa/Russia Caspian revenue of $504 million for the second quarter of 2017 increased $43 million, or 9%, sequentially, primarily due to the seasonal activity increase in the Russia Caspian and North Sea areas, along with improved activity in West Africa, partially from the Nigerian labor union strikes ending.
Operating profit before tax of $15 million for the second quarter of 2017, increased $14 million, compared to $1 million in the prior quarter. The increased profitability was mostly driven by the revenue growth and recently implemented cost reductions.
There were no adjusting items to the Europe/Africa/Russia Caspian operating profit in the first quarter of 2017, or the second quarter of 2017.
Middle East/Asia Pacific
Middle East/Asia Pacific revenue of $661 million for the second quarter of 2017 was unchanged sequentially, as activity increases in Iraq, Kuwait, Vietnam, and Oman, were offset by a large direct sale into China in the first quarter not repeating, price deterioration across the region, and fewer frac stages in Saudi Arabia.
Operating profit before tax for the second quarter of 2017 was $63 million, a decrease in profitability of $9 million compared to $72 million in the prior quarter. The decrease in profitability was mainly driven by the impact of pricing reductions across the region, partially offset by bad debt recoveries in the current quarter.
There were no adjusting items to the Middle East/Asia Pacific operating profit in the first quarter of 2017, or the second quarter of 2017.
Industrial Services
Industrial Services revenue of $253 million for the second quarter of 2017 increased $26 million, or 11%, sequentially. The increase in revenue mainly was related to maintenance and pre-commissioning pipeline projects along with the seasonal activity increase in the pipeline inspection business.
Operating loss before tax for the second quarter of 2017 was $8 million, compared to $6 million in the prior quarter. The profitability increase related to the activity growth experienced in the second quarter was more than offset by increased operational costs related to a pipeline pre-commissioning project in Latin America and higher environmental costs in the downstream chemical business.
There were no adjusting items to the Industrial Services operating loss in the first quarter of 2017, or the second quarter of 2017.
___________________________________________________________________________________________
Please see Tables 1a and 1b for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income (loss) attributable to BHGE LLC to Adjusted EBITDA is provided in Table 2. Supplemental segment financial information for revenue, adjusted operating profit (loss) before tax (a non-GAAP measure), and adjusted operating profit before tax margin is provided in Tables 5a and 5b. Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets.

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BHGE Announces Second Quarter Results

Condensed Consolidated Statements of Income (Loss)

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2017	2016	2017
Revenue	$2,404	$2,408	$2,262
Costs and expenses:
Cost of revenue	2,084	3,112	1,888
Research and engineering	102	99	99
Marketing, general and administrative	225	222	184
Impairment and restructuring charges	—	1,126	90
Goodwill impairment	—	1,841	—
Merger and related costs, net	49	78	31
Merger termination fee	—	(3,500)	—
Total costs and expenses	2,460	2,978	2,292
Operating loss	(56)	(570)	(30)
Loss on early extinguishment of debt	—	(142)	—
Interest expense, net	(30)	(48)	(35)
Loss before income tax and equity in loss of affiliate	(86)	(760)	(65)
Equity in loss of affiliate	(21)	—	(18)
Income tax provision	(72)	(152)	(47)
Net loss	(179)	(912)	(130)
Net loss attributable to noncontrolling interests	—	1	1
Net loss attributable to BHGE LLC	$(179)	$(911)	$(129)

Basic and diluted loss per share attributable to BHGE LLC	$(0.42)	$(2.08)	$(0.30)

Weighted average shares outstanding, basic and diluted	429	438	429

Depreciation and amortization expense	$216	$305	$218
Capital expenditures	$129	$70	$87

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BHGE Announces Second Quarter Results

Condensed Consolidated Statements of Income (Loss)

	Six Months Ended June 30,
(In millions, except per share amounts)	2017	2016
Revenue	4,666	5,078
Costs and expenses:
Cost of revenue	3,972	5,770
Research and engineering	201	201
Marketing, general and administrative	409	429
Impairment and restructuring charges	90	1,286
Goodwill impairment	—	1,841
Merger and related costs, net	80	180
Merger termination fee	—	(3,500)
Total costs and expenses	4,752	6,207
Operating loss	(86)	(1,129)
Loss on early extinguishment of debt	—	(142)
Interest expense, net	(65)	(103)
Loss before income tax and equity in net loss of affiliate	(151)	(1,374)
Equity in net loss of affiliate	(39)	—
Income tax provision	(119)	(519)
Net loss	(309)	(1,893)
Net loss attributable to noncontrolling interests	1	1
Net loss attributable to BHGE LLC	$(308)	$(1,892)

Basic and diluted loss per share attributable to BHGE LLC	(0.72)	(4.30)

Weighted average shares outstanding, basic and diluted	429	440

Depreciation and amortization expense	434	659
Capital expenditures	216	156

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BHGE Announces Second Quarter Results

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In millions)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,133	$4,572
Accounts receivable - less allowance for doubtful accounts (2017 - $367, 2016 - $509)	2,307	2,251
Inventories, net	1,976	1,809
Other current assets	675	535
Total current assets	9,091	9,167
Property, plant and equipment, net	4,047	4,271
Goodwill	4,088	4,084
Intangible assets, net	282	318
Other assets	1,167	1,194
Total assets	$18,675	$19,034
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,094	$1,027
Short-term debt and current portion of long-term debt	331	132
Accrued employee compensation	456	566
Other accrued liabilities	585	579
Total current liabilities	2,466	2,304
Long-term debt	2,678	2,886
Deferred income taxes and other tax liabilities	344	328
Long-term liabilities	800	779
Equity	12,387	12,737
Total liabilities and equity	$18,675	$19,034

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BHGE Announces Second Quarter Results

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In millions)	2017	2016
Cash flows from operating activities:
Net loss	$(309)	$(1,893)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	434	659
Impairment of assets	19	1,055
Goodwill impairment	—	1,841
Other noncash items	(76)	1,159
Working capital and other	(295)	657
Net cash flows (used in) provided by operating activities	(227)	3,478
Cash flows from investing activities:
Expenditures for capital assets	(216)	(156)
Proceeds from disposal of assets	134	139
Proceeds from sale of investment securities	103	204
Purchases of investment securities	(72)	(276)
Net cash flows used in investing activities	(51)	(89)
Cash flows from financing activities:
Net repayments of short-term debt and other borrowings	(10)	(36)
Repayment of long-term debt	—	(1,135)
Repurchase of common stock	—	(500)
Dividends	(146)	(148)
Other	(4)	14
Net cash flows used in financing activities	(160)	(1,805)
Effect of foreign exchange rate changes on cash and cash equivalents	(1)	2
(Decrease) increase in cash and cash equivalents	(439)	1,586
Cash and cash equivalents, beginning of period	4,572	2,324
Cash and cash equivalents, end of period	$4,133	$3,910

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BHGE Announces Second Quarter Results

Table 1a: Reconciliation of GAAP and Non-GAAP Net Loss
The following table reconciles net loss attributable to BHGE LLC, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net loss1 (a non-GAAP financial measure). Adjusted net loss excludes identified items with respect to 2016 and 2017 as disclosed below:

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2017	2016	2017
Net loss attributable to BHGE LLC (GAAP)	$(179)	$(911)	$(129)
Identified item:
Impairment and restructuring charges[2]	—	1,126	90
Goodwill impairment[3]	—	1,841	—
Merger and related costs, net[4]	49	78	31
Merger termination fee[5]	—	(3,500)	—
Inventory adjustment[6]	—	621	—
Loss on early extinguishment of debt[7]	—	142	—
Loss on firm purchase commitment[8]	—	(51)	—
Litigation and other related matters[9]	67	—	—
Total identified items	116	257	121
Income tax on identified items[10]	17	262	(7)
Identified items, net of income tax	133	519	114
Adjusted net loss (non-GAAP)[1]	$(46)	$(392)	$(15)

Basic and diluted loss per share attributable to BHGE LLC (GAAP)	$(0.42)	$(2.08)	$(0.30)
Adjusted basic and diluted loss per share attributable to BHGE LLC (non-GAAP)	$(0.11)	$(0.90)	$(0.04)

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BHGE Announces Second Quarter Results

1
Adjusted net loss is a non-GAAP measure comprised of net loss attributable to BHGE LLC, excluding the impact of certain identified items. The Company believes that adjusted net loss is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net loss as a measure of the performance of the Company’s operations.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Goodwill impairment in two of the operating segments: North America for $1,530 million before-tax and Industrial Services for $311 million before-tax.
4	Merger and related costs, net recorded in 2017 and 2016.
5	Represents the termination fee paid by Halliburton on May 4, 2016, pursuant to the merger agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8
Loss on firm commitment was recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

9	Litigation and other related matters recorded in Corporate during the second quarter of 2017.
10
Represents the tax effect of the aggregate identified items, generally based on statutory tax rates, offset by valuation allowances and the benefits of certain tax credits. In the second quarter of 2017, it includes taxes incurred on certain premerger transactions related to the combination with GE Oil & Gas.

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BHGE Announces Second Quarter Results

Table 1b: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net cash flows provided by operating activities, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets. Management is providing this measure because it believes that such measure is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of liquidity. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

	Three Months Ended
	June 30,		March 31,
(In millions)	2017	2016	2017
Cash flows from operating activities:
Net loss	$(179)	$(912)	$(130)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	216	305	218
Impairment of assets	—	937	19
Goodwill impairment	—	1,841	—
Other noncash items	11	755	(87)
Working capital and other	(112)	651	(183)
Net cash flows provided by (used in) operating activities (GAAP)	(64)	3,577	(163)

Expenditures for capital assets	(129)	(70)	(87)
Proceeds from disposal of assets	58	57	76
Free cash flow (Non-GAAP)	$(135)	$3,564	$(174)

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BHGE Announces Second Quarter Results

Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA1

	Three Months Ended
	June 30,		March 31,
(In millions)	2017	2016	2017
Net loss attributable to BHGE LLC	$(179)	$(911)	$(129)
Net loss attributable to noncontrolling interests	—	(1)	(1)
Income tax provision	72	152	47
Equity in loss of affiliate	21	—	18
Loss before income tax and equity in loss of affiliate	(86)	(760)	(65)
Interest expense, net	30	48	35
Loss before interest and taxes (EBIT)[1]	(56)	(712)	(30)
Depreciation and amortization expense	216	305	218
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	160	(407)	188
Adjustments to EBITDA:
Impairment and restructuring charges[2]	—	1,126	90
Goodwill impairment[3]	—	1,841	—
Merger and related costs, net[4]	49	78	31
Merger termination fee[5]	—	(3,500)	—
Inventory adjustments[6]	—	621	—
Loss on early extinguishment of debt[7]	—	142	—
Loss on firm purchase commitment[8]	—	(51)	—
Litigation and other related matters[9]	$67	$—	$—
Adjusted EBITDA[1]	$276	$(150)	$309

	Six Months Ended
	June 30,
(In millions)	2017	2016
Net loss attributable to BHGE LLC	$(308)	$(1,892)
Net loss attributable to noncontrolling interests	(1)	(1)
Income tax provision	119	519
Equity in loss of affiliate	39	—
Loss before income tax and equity in loss of affiliate	(151)	(1,374)
Interest expense, net	65	103
Loss before interest and taxes (EBIT)[1]	(86)	(1,271)
Depreciation and amortization expense	434	659
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	348	(612)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	90	1,286
Goodwill impairment[3]	—	1,841
Merger and related costs, net[4]	80	180
Merger termination fee[5]	—	(3,500)
Inventory adjustments[6]	—	621
Loss on early extinguishment of debt[7]	—	142
Litigation and other related matters[9]	$67	$—
Adjusted EBITDA[1]	$585	$(42)

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BHGE Announces Second Quarter Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Goodwill impairment in two of the operating segments: North America for $1,530 million before-tax and Industrial Services for $311 million before-tax.
4	Merger and related costs, net recorded in 2017 and 2016.
5	Represents the termination fee paid by Halliburton on May 4, 2016, pursuant to the merger agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8
Loss on firm commitment was recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

9	Litigation and other related matters recorded in Corporate during the second quarter of 2017.

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BHGE Announces Second Quarter Results

Table 3a: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Three Months Ended
	June 30,		March 31,
(In millions)	2017	2016	2017
Segment Revenue
North America	$778	$668	$712
Latin America	208	235	201
Europe/Africa/Russia Caspian	504	581	461
Middle East/Asia Pacific	661	651	661
Industrial Services	253	273	227
Total Operations	$2,404	$2,408	$2,262
Operating Profit (Loss) Before Tax
North America	$14	$(311)	$(23)
Latin America	12	(243)	84
Europe/Africa/Russia Caspian	15	(257)	1
Middle East/Asia Pacific	63	(142)	72
Industrial Services	(8)	(43)	(6)
Total Operations	96	(996)	128
Corporate and Other Profit (Loss) Before Tax
Corporate	(103)	(29)	(37)
Loss on early extinguishment of debt	—	(142)	—
Interest expense, net	(30)	(48)	(35)
Impairment and restructuring charges	—	(1,126)	(90)
Goodwill impairment	—	(1,841)	—
Merger and related costs, net	(49)	(78)	(31)
Merger termination fee	—	3,500	—
Corporate, net interest and other	(182)	236	(193)
Loss Before Income Tax and Equity in Loss of Affiliate	$(86)	$(760)	$(65)
Operating Profit Before Tax Margin[1]
North America	1.8%	(46.6)%	(3.2)%
Latin America	5.8%	(103.4)%	41.8%
Europe/Africa/Russia Caspian	3.0%	(44.2)%	0.2%
Middle East/Asia Pacific	9.5%	(21.8)%	10.9%
Industrial Services	(3.2)%	(15.8)%	(2.6)%
Total Operations	4.0%	(41.4)%	5.7%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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BHGE Announces Second Quarter Results

Table 3b: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Six Months Ended June 30,
(In millions)	2017	2016
Segment Revenue
North America	$1,490	$1,487
Latin America	409	512
Europe/Africa/Russia Caspian	965	1,192
Middle East/Asia Pacific	1,322	1,369
Industrial Services	480	518
Total Operations	$4,666	$5,078
Operating Profit (Loss) Before Tax
North America	$(9)	(536)
Latin America	96	(309)
Europe/Africa/Russia Caspian	16	(276)
Middle East/Asia Pacific	135	(93)
Industrial Services	(14)	(47)
Total Operations	224	(1,261)
Corporate and Other Profit (Loss) Before Tax
Corporate	(140)	(61)
Loss on early extinguishment of debt	—	(142)
Interest expense, net	(65)	(103)
Impairment and restructuring charges	(90)	(1,286)
Goodwill impairment	—	(1,841)
Merger and related costs, net	(80)	(180)
Merger termination fee	—	3,500
Corporate, net interest and other	(375)	(113)
Loss Before Income Tax and Equity in Loss of Affiliate	$(151)	$(1,374)
Operating Profit Before Tax Margin[1]
North America	(0.6)%	(36.0)%
Latin America	23.5%	(60.4)%
Europe/Africa/Russia Caspian	1.7%	(23.2)%
Middle East/Asia Pacific	10.2%	(6.8)%
Industrial Services	(2.9)%	(9.1)%
Total Operations	4.8%	(24.8)%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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BHGE Announces Second Quarter Results

Table 4: Adjustments to Segment Operating Profit (Loss) Before Tax1

	Three Months Ended
	June 30,	June 30,
(In millions)	2017[5]	2016[2,3]
Adjustments to Operating Profit (Loss) Before Tax[1]
North America	$—	$158
Latin America	—	88
Europe/Africa/Russia Caspian	—	152
Middle East/Asia Pacific	—	125
Industrial Services	—	47
Total Operations	—	570
Corporate	67	—
Total	$67	$570

	Six Months Ended June 30,
(In millions)	2017[4,5]	2016[2,3]
Adjustments to Operating Profit (Loss) Before Tax[1]
North America	$—	$209
Latin America	—	88
Europe/Africa/Russia Caspian	—	152
Middle East/Asia Pacific	—	125
Industrial Services	—	47
Total Operations	—	621
Corporate	67	—
Total	$67	$621

1
The Company believes that adjusting these identified items from the segment operating profit (loss) before tax provides investors and analysts a measure to compare companies more consistently on the basis of operating performance.

2	Inventory adjustments to write off and dispose of certain excess inventory.
3
Loss on firm commitment was recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

4	There were no items identified requiring adjustment to our segments in the first quarter of 2017.
5	Litigation and other related matters recorded in Corporate during the second quarter of 2017.

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BHGE Announces Second Quarter Results

Table 5a: Supplemental Segment Financial Information Excluding Certain Identified Items

The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Three Months Ended
	June 30,		March 31,
(In millions)	2017	2016	2017
Segment Revenue
North America	$778	$668	$712
Latin America	208	235	201
Europe/Africa/Russia Caspian	504	581	461
Middle East/Asia Pacific	661	651	661
Industrial Services	253	273	227
Total Operations	$2,404	$2,408	$2,262
Adjusted Operating Profit (Loss) Before Tax[1]
North America	$14	$(153)	$(23)
Latin America	12	(155)	84
Europe/Africa/Russia Caspian	15	(105)	1
Middle East/Asia Pacific	63	(17)	72
Industrial Services	(8)	4	(6)
Total Operations	96	(426)	128
Corporate	(36)	(29)	(37)
Total	$60	$(455)	$91
Adjusted Operating Profit Before Tax Margin[1]
North America	1.8%	(22.9)%	(3.2)%
Latin America	5.8%	(66.0)%	41.8%
Europe/Africa/Russia Caspian	3.0%	(18.1)%	0.2%
Middle East/Asia Pacific	9.5%	(2.6)%	10.9%
Industrial Services	(3.2)%	1.5%	(2.6)%
Total Operations	4.0%	(17.7)%	5.7%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as Loss (Profit) Before Income Tax and Equity in Loss of Affiliate less interest expense and identified items as shown on Table 2. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

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BHGE Announces Second Quarter Results

Table 5b: Supplemental Segment Financial Information Excluding Certain Identified Items

The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Six Months Ended June 30,
(In millions)	2017	2016
Segment Revenue
North America	$1,490	$1,487
Latin America	409	512
Europe/Africa/Russia Caspian	965	1,192
Middle East/Asia Pacific	1,322	1,369
Industrial Services	480	518
Total Operations	$4,666	$5,078
Adjusted Operating Profit (Loss) Before Tax[1]
North America	$(9)	$(327)
Latin America	96	(221)
Europe/Africa/Russia Caspian	16	(124)
Middle East/Asia Pacific	135	32
Industrial Services	(14)	—
Total Operations	224	(640)
Corporate	(73)	(61)
Total	$151	$(701)
Adjusted Operating Profit Before Tax Margin[1]
North America	(0.6)%	(22.0)%
Latin America	23.5%	(43.2)%
Europe/Africa/Russia Caspian	1.7%	(10.4)%
Middle East/Asia Pacific	10.2%	2.3%
Industrial Services	(2.9)%	—%
Total Operations	4.8%	(12.6)%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as Loss (Profit) Before Income Tax and Equity in Loss of Affiliate less interest expense and identified items as shown on Table 2. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

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BHGE Announces Second Quarter Results

Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.investors.bhge.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
As a result of the recent combination with GE Oil & Gas we will not be hosting an earnings conference call or webcast in the second quarter of 2017.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Registration Statement on Form S-4 (File No. 333-216991), filed on May 25, 2017; and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.investors.bhge.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.

These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:

Integration activities - the ability to successfully integrate Baker Hughes with GE Oil & Gas, including operations, technologies, products and services.

Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions.

Dependence on GE - we will be substantially dependent upon GE, which will be a significant supplier, and any failure by GE to supply us in accordance with applicable contractual terms could have a material effect on our business.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.

Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or -consuming regions; labor disruptions, civil unrest or security

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BHGE Announces Second Quarter Results

conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
# # #
Baker Hughes, a GE company (NYSE: BHGE) is the world’s first and only fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup - inventing smarter ways to bring energy to the world. For more information on Baker Hughes, a GE company visit: www.bhge.com.